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                                                                EXHIBIT 99.B(11)


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Stagecoach Funds, Inc.:

We consent to the incorporation by reference in the Post Effective Amendment No. 49 to the Registration Statement No. 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 50 to the Registration Statement No. 811-6419 on Form N-1A under the Investment Company Act of 1940 of our reports dated August 5, 1998 on the financial statements and financial highlights of the Stagecoach Tax-Free Income Funds and the Stagecoach Income Funds as of June 30, 1998 and for the periods indicated therein.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statements of Additional Information.


                                                KPMG Peat Marwick LLP

San Francisco, California
November 13, 1998